EXHIBIT 77(0)  Morgan Stanley Dean Witter New York Tax-Free Income Fund
               10f-3 Transactions January 1, 2000- June 30, 2000
                                                                                TOTAL
                                                                                ISSUED
SECURITY                  DATE         PRICE       SHARES          % OF         PRINCIPAL          PURCHASED
                        PURCHASED      SHARES      PURCHASED       ASSETS       AMOUNT              BY FUND    BROKER(S)


New York City Transitional Finance Authority

                         04/12/00  $ 96.194       $5,000,000      4.06%         $573,405,000.00     0.870%    First Albany
